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                                                                    EXHIBIT 10.3

                                  AMENDMENT TO
                  HADCO CORPORATION NON-QUALIFIED STOCK OPTION
                                  PLAN OF 1995


         This Amendment (the "Amendment") to the Hadco Corporation Non-Qualified Stock Option Plan of 1995 (the "Plan") is effective as of April 17, 2000. The Plan shall be amended as follows:

         Sections 11 (b) and (c) shall be deleted in their entirety and replaced with the following:

         (b) Upon any sale of all or substantially all of the assets of the Company, or upon any merger, consolidation or tender offer in respect of which the stockholders holding all of the Company's outstanding voting securities immediately prior to the consummation thereof, hold less than 50% of all of the Company's outstanding voting securities immediately after such consummation (each of the foregoing sale, merger, consolidation or tender offer hereinafter called an "Acquisition"), then the date upon which all then outstanding options granted under this Plan become fully vested and exercisable shall be automatically accelerated to occur immediately prior to the consummation of such Acquisition. Notwithstanding any language in any option agreement between the Company and an optionee, in no event shall any outstanding option be subject to forfeiture solely as a result of its non-exercise after the acceleration of vesting described above in this subsection and prior to the consummation of an Acquisition.

         (c) In the event of a recapitalization or reorganization of the Company pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, an optionee upon exercising an option shall be entitled to receive for the purchase price paid upon such exercise securities he or she would have received if he or she had exercised such option prior to such recapitalization or reorganization.

         Except as specifically amended hereby, each of the terms and conditions of the Plan is hereby ratified and confirmed and shall remain in full force and effect.